Exhibit 99.1

CONTACT AT ARBIOS:
Shawn Cain, Interim President and CEO, 1-626-356-3105
Scott Hayashi, 1-626-356-3105

ARBIOS ANNOUNCES IT HAS VOLUNTARILY FILED FOR CHAPTER 11 BANKRUPTCY PROTECTION

Company Intends to Solicit Bids For The Acquisition of the Company and/or Its Assets

PASADENA, CA. – January 9, 2009 -- Arbios Systems, Inc. (OTC: ABOS) today announced that it has filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  A Chapter 11 filing enables the Company to continue to seek bids for the sale of the Company and/or its assets while working with its creditors.

Arbios previously announced in August 2008 that it had suspended operations except for its efforts to raise capital to support the development of its SEPET™ technology or enter into a strategic transaction. The Company’s Board of Directors has now determined that, in light of the Company’s limited cash position and current economic conditions, the best course of action is to sell the Company and/or its assets through a bid solicitation plan under bankruptcy protection.

“The Chapter 11 filing is intended to provide an opportunity for the Company to realize as much value as possible from the Company, its assets and technology under a clear and delimited process, while working with our creditors in an orderly fashion,” commented Shawn Cain, Interim President and CEO.  “However, there can be no assurances that we will generate any substantive offers through a proposed bid solicitation process, or that any such offers will be acceptable to the Bankruptcy Court.”

The Company intends to file a motion with the Bankruptcy Court to implement bid procedures for the sale of the Company and/or its assets, following which potential bidders will be notified of the bid process. To assist in the implementation of the bid solicitation process and the bankruptcy proceedings, the Company has engaged Olshan, Grundman, Frome, Rosenzweig, & Wolsky, LLP and Ciardi, Ciardi, & Astin PC.

The Company’s principal assets include its SEPET™ technology, a hemofiltration device designed to support patients suffering from cirrhosis due to chronic liver disease and who are hospitalized with acute complications resulting from worsening liver dysfunction and portal hypertension.  The Company has successfully completed a Phase I/II clinical trial in which 11 out of 14 (79%) enrolled patients achieved the primary endpoint of reduction in hepatic encephalopathy, obtained FDA permission to commence a Phase III pivotal trial, received IRB approval to commence the trial from a hospital in Germany and commenced obtaining the European marketing approval (CE Mark).

200 E. Del Mar Blvd, Suite 320 Pasadena, CA 91105
Tel: 1-626-356-3105 ● Fax: 1-626-356-3107
www.arbios.com

About Arbios’ SEPET™ Liver Assist Device

The SEPET™ Liver Assist Device is an extracorporeal (outside the body) liver assist device for blood purification of patients suffering from cirrhosis due to chronic liver disease and who are hospitalized with acute complications due to worsening liver dysfunction and portal hypertension. The SEPET™ device is a sterile, disposable cartridge containing microporous hollow fibers with proprietary permeability characteristics. SEPET™ is designed for use with standard blood dialysis systems available in hospital intensive care units.

About Arbios Systems, Inc.

Arbios Systems, Inc. has been engaged in the development of proprietary medical devices to enhance the survival of millions of patients each year who experience, or are at risk for, life-threatening episodes of liver failure. Arbios’ SEPET™ Liver Assist Device is a novel blood purification therapy that provides enhanced "liver dialysis". For more information on the Company, please visit http://www.arbios.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company's expectations concerning the bankruptcy process, the bid solicitation process for selling the Company and/or its assets and technology, the ability of the Company to obtain court approval of the Company's motion to approve the bid solicitation process and other motions in the Chapter 11 proceeding pursued by it from time to time, the ability of the Company to develop, pursue, confirm and consummate a plans of reorganization with respect to the Chapter 11 case, and the risk that the bankruptcy case may be converted into a Chapter 7 case.  Please refer to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and to our subsequent Quarterly Reports on Form 10-Q, for a description of other risks. The Company does not undertake any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by law. SEPET™ is a trademark of Arbios Systems, Inc.

# # #

200 E. Del Mar Blvd, Suite 320 Pasadena, CA 91105
Tel: 1-626-356-3105 ● Fax: 1-626-356-3107
www.arbios.com